UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”) held on November 4, 2016, the Company’s stockholders entitled to vote at the meeting voted: (i) for the election of the nine individuals named below to serve as directors of the Company to hold office until the Company’s Annual Meeting of Stockholders to be held in 2017 and until their successors have been duly elected and qualified; (ii) for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) for, by non-binding advisory vote, the resolution approving named executive officer compensation; and (iv) for the approval of the Company’s 2016 Omnibus Incentive Plan.

(i)	The votes cast by stockholders with respect to the election of directors were as follows:

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
F. Peter Cuneo	31,280,477	3,294,937	24,476	16,537,588
John Haugh	32,693,339	1,874,548	32,003	16,537,588
Drew Cohen	30,936,410	3,628,854	34,626	16,537,588
Sue Gove	30,523,375	3,585,091	491,424	16,537,588
Mark Friedman	31,224,968	3,340,329	34,593	16,537,588
James Marcum	30,965,177	3,599,270	35,443	16,537,588
Sanjay Khosla	33,091,794	1,482,580	25,516	16,537,588
Kristen O’Hara	33,114,989	1,458,991	25,910	16,537,588
Kenneth Slutsky	33,093,647	1,482,988	23,255	16,537,588

(ii)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions
Appointment of BDO USA, LLP	48,944,573	2,137,483	55,422

(iii)	The votes cast by stockholders with respect to the proposal to approve, by non-binding advisory vote, the resolution approving named executive officer compensation were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
Named Executive Officer Compensation	26,553,625	7,765,481	280,784	16,537,588

(iv)	The votes cast by stockholders with respect to approval of the Company’s 2016 Omnibus Incentive Plan were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
2016 Omnibus Incentive Plan	28,390,498	6,111,078	98,314	16,537,588

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Jason Schaefer
Name: Jason Schaefer

Title: Executive Vice President and General Counsel

Date: November 7, 2016